SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) March 17, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-31508	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000	64-0205830

Item 1.01.     Entry into a Material Definitive Agreement.

        On March 17, 2005 Entergy Mississippi, Inc ("EMI") entered into a Purchase and Sale Agreement ("PSA") with Central Mississippi Generating Company, LLC ("CMGC") to purchase a 480-megawatt, natural-gas-fired combined cycle power plant in Attala County, Mississippi (the "Facility") for approximately $88 million. EMI's obligation to purchase the Facility under the PSA is subject to several closing conditions, including:

  receipt of all necessary approvals from local and state regulators, such as cost recovery at the Mississippi Public Service Commission and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;
  CMGC's sale to a third party of interconnection assets relating to the Facility; and
  other conditions customary for a transaction of this type.

        EMI and CMGC are parties to several contractual arrangements relating to the Facility, including a power purchase agreement relating to 100% of its output (the "PPA"). The PPA expires on the earlier of (i) the date of closing of the purchase of the Facility, or (ii) March 17, 2008.

Item 7.01.     Regulation FD Disclosure

        The information in Item 7.01 of this Current Report on Form 8-K, including the exhibit, is being furnished, not filed, with the Commission.

        On March 17, 2005, Entergy Mississippi, Inc. issued a public announcement, which is attached as Exhibit 99 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements, Pro Forma Financial Statements and Exhibits

        (c) Exhibits.

Exhibit No.	Description
99	Release, dated March 17, 2005, issued by Entergy Mississippi, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                            Entergy Mississippi, Inc.

                                                                                                            By:_/s/ Nathan E. Langston______
                                                                                                                       Nathan E. Langston
                                                                                                                       Senior Vice President and
                                                                                                                       Chief Accounting Officer

Dated: March 17, 2005